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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports: dated February 21, 1998, with respect to Genesis Direct, Inc.; dated June 6, 1997, with respect to Manny's Baseball Land, Inc.; and dated January 30, 1998 with respect to Select Service & Supply Co., Inc. in the Registration Statement (Form S-1) and related Prospectus of Genesis Direct, Inc.

                                            Ernst & Young LLP
Hackensack, New Jersey

The foregoing consent is in the form that will be signed upon the completion of the common stock split described in Note 16 to the consolidated financial statements.

                                            /s/ Ernst & Young LLP

Hackensack, New Jersey
March 5, 1998